Exhibit 99.1

Exhibit 99.1

Curtiss-Wright Reports Fourth Quarter and Full-Year 2018 Financial Results; Full-Year 2019 Guidance Reflects Higher Sales, Operating Margin, EPS and Free Cash Flow

DAVIDSON, N.C.--(BUSINESS WIRE)--February 26, 2019--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the fourth quarter and full-year ended December 31, 2018.

Fourth Quarter 2018 Highlights

  Reported diluted earnings per share (EPS) of $1.89, with Adjusted diluted EPS of $1.90, up 25% compared with the prior year (defined below);
  Free cash flow of $214 million, up 3%;
  Net sales of $649 million, up 6%, including 3% organic growth (defined below);
  Reported and Adjusted operating income of $110 million, up 4% and 5%, respectively;
  Reported and Adjusted operating margin of 17.0%, down 20 basis points;
  New orders of $608 million, up 7%; and
  Share repurchases of approximately $119 million, or 1.1 million shares.

Full-Year 2018 Highlights

  Reported diluted EPS of $6.22, with Adjusted diluted EPS of $6.37, up 28% compared with the prior year, reflecting increased profitability in all three segments;
  Adjusted free cash flow of $333 million and Adjusted free cash flow conversion of 121%;
  Net sales of $2.4 billion, up 6%, including 3% organic growth, driven by higher sales in all end markets;
  Reported operating income of $374 million, with Adjusted operating income of $382 million, up 14%;
  Reported operating margin of 15.5%, with Adjusted operating margin of 15.8%, up 110 basis points;
  Effective tax rate of 22.6%;
  New orders of $2.4 billion increased 6%, while Backlog of $2.0 billion increased 1% from December 31, 2017; and
  Share repurchases of approximately $199 million, or 1.7 million shares.

Full-Year 2019 Business Outlook

  Expect solid growth in sales (up 3-5%), driven by increases in all end markets;
  Anticipate higher operating income (up 4-6%), operating margin of 15.9% to 16.0% (up 10-20 basis points) and diluted earnings per share of $6.80 to $6.95 (up 7-9%), compared with Adjusted full-year 2018;
  Commercial/Industrial segment - improved profitability due to higher sales and benefits of our ongoing margin improvement initiatives, partially offset by $4 million for tariffs and a $3 million increase in R&D investments;
  Defense segment - reduced profitability, despite higher sales, due to a $5 million increase in R&D investments;
  Power segment - reduced profitability, despite solid sales growth, due to $6 million for transition and IT security costs related to the relocation of our DRG business and a $2 million increase in R&D investments;
  Absent these R&D investments, tariffs and DRG relocation costs, all three segments are expected to produce solid year-over-year operating margin expansion; and
  Expect Reported free cash flow to range from $300 to $310 million, with Adjusted free cash flow to range from $320 to $330 million, excluding a $20 million capital investment in the Power segment related to construction of a new, state-of-the-art naval facility principally for the DRG business.

“We delivered strong Adjusted diluted EPS of $1.90 in the fourth quarter, driven by better than expected operational performance in the Power segment,” said David C. Adams, Chairman and CEO of Curtiss-Wright Corporation. “We reported a 6% increase in sales, led by a solid contribution from the DRG acquisition, as well as strong organic growth across all of our commercial markets. Further, we generated $214 million in free cash flow, driving 259% free cash flow conversion in the quarter.

“Full-year 2018 Adjusted diluted EPS of $6.37 exceeded our expectations, driven by a strong operational performance which included 6% top-line growth with higher sales in all end markets, and strong profitability that generated a 15.8% Adjusted operating margin, the highest level of profitability achieved by Curtiss-Wright in recent history. Full-year Adjusted free cash flow of $333 million was also strong, and enabled us to return nearly $200 million to shareholders through share repurchase activity this past year.

“For 2019, we are projecting another solid performance, as we expect higher sales in all end markets and overall improved operating profitability, despite a planned ramp up in research and development costs and other strategic growth investments, to drive operating margin to approximately 16.0%. These investments remain critical to supporting our objectives for long-term profitable growth and maintaining top-quartile financial performance for all of our key financial metrics, in order to generate significant value for our shareholders.”

Fourth Quarter 2018 Operating Results

(In millions)	4Q-2018	4Q-2017	Change
Sales	$648.6	$611.9	6%
Reported operating income	$110.0	$105.3	4%
Adjustments (1)	0.4	-	-
Adjusted operating income	$110.4	$105.3	5%
Adjusted operating margin	17.0%	17.2%	(20 bps)

(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

  Sales of $649 million up $37 million, or 6%, compared with the prior year (3% organic, 4% acquisitions, 1% unfavorable foreign currency translation);
  From an end market perspective, total sales to the defense markets increased 5%, as higher naval defense revenues associated with the DRG acquisition more than offset reduced revenues in the aerospace defense market, while total sales to the commercial markets increased 7%, led by higher power generation revenues from the China Direct AP1000 program and nuclear aftermarket, compared with the prior year. Please refer to the accompanying tables for a breakdown of sales by end market;
  Reported operating income was $110 million, with Reported operating margin of 17.0%;
  Adjusted operating income of $110 million, up $5 million, or 5%, compared with the prior year, principally reflects higher power generation revenues and the contribution from our DRG acquisition in the Power segment, partially offset by reduced revenues and operating income in the Defense segment;
  Adjusted operating margin of 17.0%, essentially flat compared with the prior year, reflects higher revenues and favorable overhead absorption in the Power segment, offset by reduced revenues and increased research and development expenses in the Defense segment, and the negative impact from tariffs (as expected and included in prior guidance) and restructuring charges in the Commercial/Industrial segment; and
  Non-segment expenses of $9 million were flat compared with the prior year, as lower pension costs were offset by higher environmental costs.

Net Earnings and Diluted EPS

(In millions, except EPS)	4Q-2018	4Q-2017	Change
Reported net earnings	$82.8	$67.8	22%
Adjustments (1)	0.4	-	-
Tax impact on Adjustments (1)	(0.1)	-	-
Adjusted net earnings	$83.2	$67.8	23%
Reported diluted EPS	$1.89	$1.52	25%
Adjustments (1)	$0.01	-	-
Tax impact on Adjustments (1)	($0.00)	-	-
Adjusted diluted EPS	$1.90	$1.52	25%

(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

  Reported net earnings of $83 million and Reported diluted EPS of $1.89;
  Adjusted net earnings of $83 million, up $15 million, or 23%, compared with the prior year, reflecting higher operating income, lower interest expense and a lower tax rate;
  Adjusted diluted earnings per share of $1.90, up $0.38, or 25%, compared with the prior year, reflecting higher operating income, lower interest expense and a lower tax rate, as well as a lower share count; and
  The effective tax rate (ETR) was 21.7%, a decrease from 31.8% in the prior year quarter, primarily driven by the reduction of the U.S. corporate income tax rate from 35% to 21% associated with the 2017 Tax Cuts and Jobs Act (TCJA).

Free Cash Flow

(In millions)	4Q-2018	4Q-2017	Change
Net cash provided by operating activities	$237.3	$226.4	5%
Capital expenditures	(23.1)	(17.8)	(30%)
Free cash flow	$214.2	$208.6	3%

  Free cash flow of $214 million, defined as cash flow from operations less capital expenditures, increased $6 million compared with the prior year, as higher cash earnings and lower taxes were largely offset by the timing of collections; and
  Capital expenditures increased by $5 million to $23 million compared with the prior year, due to higher capital investments within the Power segment.

New Orders and Backlog

  During the fourth quarter, new orders of $608 million increased 7% compared with the prior year, led by solid growth in aerospace and naval defense orders, including the contribution from the DRG acquisition;
  For full-year 2018, new orders of $2.4 billion increased 6% compared with the prior year; and
  Backlog of $2.0 billion increased 1% from December 31, 2017.

Other Items – Share Repurchase

  During the fourth quarter, the Company repurchased 1.1 million shares of its common stock for approximately $119 million, increasing full-year 2018 repurchase activity to 1.7 million shares for approximately $199 million.

Fourth Quarter 2018 Segment Performance

Commercial/Industrial

(In millions)	4Q-2018	4Q-2017	Change
Sales	$304.8	$298.3	2%
Reported operating income	$46.9	$47.3	(1%)
Reported operating margin	15.4%	15.8%	(40 bps)

  Sales of $305 million, up $7 million, or 2%, compared with the prior year (3% organic, 1% unfavorable foreign currency translation);
  Defense market sales were down slightly, as lower sales of sensors and controls products on various fighter jet programs in the aerospace defense market were partially offset by higher sales of valves on the Virginia class submarine program in the naval defense market;
  Commercial aerospace market sales growth reflects higher OEM sales of sensors and controls products and surface treatment services;
  General industrial market sales growth was principally driven by solid demand for industrial valves;
  Reported operating income of $47 million, down less than $1 million, or 1%, compared with the prior year ((2%) organic, 1% favorable foreign currency translation), as the benefit from higher sales was offset by the impact from tariffs and restructuring charges; and
  Reported operating margin decreased 40 basis points to 15.4%, principally reflecting the aforementioned impact from tariffs and restructuring, partially offset by higher sales and improved profitability for sensors and controls products; Operating margin would have increased 60 basis points excluding the impact from tariffs and restructuring charges.

Defense

(In millions)	4Q-2018	4Q-2017	Change
Sales	$150.9	$172.5	(13%)
Reported operating income	$36.5	$43.5	(16%)
Reported operating margin	24.2%	25.2%	(100 bps)

  Sales of $151 million, down $22 million, or 13%, compared with the prior year ((12%) organic, 1% unfavorable foreign currency translation);
  Aerospace defense market sales declines reflect reduced sales of flight test equipment on fighter jet and bomber programs, as well as lower sales of embedded computing equipment on unmanned aerial vehicle (UAV) platforms;
  Naval defense market revenue declines principally reflect reduced sales of embedded computing and aircraft handling equipment on various naval defense platforms;
  Commercial aerospace market sales declines principally reflect reduced sales of avionics and electronics equipment on various domestic and international platforms; and
  Reported operating income of $36 million, down $7 million, or 16%, compared with the prior year, while reported operating margin decreased 100 basis points to 24.2%, driven by lower sales and higher research and development expenses, as expected, to support future organic growth initiatives, partially offset by favorable mix for our embedded computing products.

Power

(In millions)	4Q-2018	4Q-2017	Change
Sales	$192.9	$141.0	37%
Reported operating income	$36.1	$23.9	51%
Adjustments (1)	0.4	-	-
Adjusted operating income	$36.5	$23.9	52%
Adjusted operating margin	18.9%	17.0%	190 bps

(1) Includes one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

  Sales of $193 million, up $52 million, or 37%, compared with the prior year (21% organic, 16% acquisition);
  Strong naval defense market sales were driven by higher CVN-80 aircraft carrier revenues and solid DRG service center revenues;
  Strong power generation market sales reflect higher revenues on the China Direct AP1000 program as well as solid growth in domestic aftermarket sales supporting currently operating nuclear reactors;
  Reported operating income was $36 million, with Reported operating margin of 18.7%; and
  Adjusted operating income of $36 million, up $13 million, or 52%, compared with the prior year, while Adjusted operating margin increased 190 basis points to 18.9%, reflecting higher naval defense and power generation revenues, favorable overhead absorption and increased profitability on the China Direct AP1000 program.

Full-Year 2019 Guidance
The Company is issuing full-year 2019 financial guidance as follows:

(In millions, except EPS)	2018 Reported	2018 Adjustments (1)(2)	2018 Adjusted (1)(2)	2019E Reported Guidance	2019 Adjustments (3)	2019E Adjusted Guidance
Total Sales	$2,412	-	$2,412	$2,490 - $2,535	-	$2,490 - $2,535
Operating Income	$374	$9	$382	$396 - $405	-	$396 - $405
Operating Margin	15.5%	30 bps	15.8%	15.9% - 16.0%	-	15.9% - 16.0%
Effective Tax Rate	22.6%	-	22.6%	23.0%	-	23.0%
Diluted EPS	$6.22	$0.15	$6.37	$6.80 - $6.95	-	$6.80 - $6.95
Diluted Shares Outstanding	44.3	-	44.3	43.4	-	43.4
Free Cash Flow	$283	$50	$333	$300 - $310	$20	$320 - $330

(1) 2018 Adjusted results for operating income, operating margin and diluted EPS exclude the one-time Inventory Step-up, Backlog Amortization and Transaction costs for current and prior year acquisitions.

(2) 2018 Adjusted results for free cash flow exclude a $50 million voluntary pension contribution made in the first quarter of 2018.
(3) 2019 Adjusted results exclude a $20 million capital investment in the Power segment related to the construction of a new, state-of-the-art naval facility principally for DRG.

Full-year 2019 guidance notes:

  Expect solid growth in sales (up 3-5%), driven by increases in all end markets;
  Anticipate higher operating income (up 4-6%), operating margin of 15.9% to 16.0% (up 10-20 basis points) and diluted earnings per share of $6.80 to $6.95 (up 7-9%), compared with Adjusted full-year 2018;
  Commercial/Industrial segment - improved profitability due to higher sales and benefits of our ongoing margin improvement initiatives, partially offset by $4 million for tariffs and a $3 million increase in R&D investments;
  Defense segment - reduced profitability, despite higher sales, due to a $5 million increase in R&D investments;
  Power segment - reduced profitability, despite solid sales growth, due to $6 million for transition and IT security costs related to the relocation of our DRG business and a $2 million increase in R&D investments;
  Absent these R&D investments, tariffs and DRG relocation costs, all three segments are expected to produce solid year-over-year operating margin expansion;
  Reflects lower share count driven by 2018 share repurchase activity; and
  A more detailed breakdown of the Company’s 2019 guidance by segment and by market can be found in the accompanying schedules.

Conference Call & Webcast Information

The Company will host a conference call to discuss fourth quarter and full-year 2018 financial results and expectations for 2019 guidance at 9:00 a.m. EST on Wednesday, February 27, 2019. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2018	2017	$	%	2018	2017	$	%
Product sales	$541,689	$503,140	$38,549	8%	$1,993,249	$1,854,216	$139,033	7%
Service sales	106,933	108,741	(1,808)	(2%)	418,586	416,810	1,776	0%
Total net sales	648,622	611,881	36,741	6%	2,411,835	2,271,026	140,809	6%

Cost of product sales	336,402	311,570	24,832	8%	1,272,599	1,198,881	73,718	6%
Cost of service sales	71,168	68,967	2,201	3%	267,975	271,360	(3,385)	(1%)
Total cost of sales	407,570	380,537	27,033	7%	1,540,574	1,470,241	70,333	5%

Gross profit	241,052	231,344	9,708	4%	871,261	800,785	70,476	9%

Research and development expenses	19,291	15,188	4,103	27%	64,525	61,393	3,132	5%
Selling expenses	32,095	34,108	(2,013)	(6%)	126,641	121,873	4,768	4%
General and administrative expenses	79,661	76,766	2,895	4%	306,469	292,399	14,070	5%

Operating income	110,005	105,282	4,723	4%	373,626	325,120	48,506	15%

Interest expense	8,264	9,887	(1,623)	(16%)	33,983	41,471	(7,488)	(18%)
Other income, net	4,099	3,937	162	4%	16,596	15,970	626	4%

Earnings before income taxes	105,840	99,332	6,508	7%	356,239	299,619	56,620	19%
Provision for income taxes	(23,005)	(31,582)	8,577	27%	(80,490)	(84,728)	4,238	5%
Net earnings	$82,835	$67,750	$15,085	22%	$275,749	$214,891	$60,858	28%

Net earnings per share:
Basic earnings per share	$1.91	$1.54			$6.28	$4.86
Diluted earnings per share	$1.89	$1.52			$6.22	$4.80

Dividends per share	$0.15	$0.15			$0.60	$0.56

Weighted average shares outstanding:
Basic	43,447	44,132			43,892	44,182
Diluted	43,782	44,692			44,316	44,761

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	December 31,	December 31,	Change
	2018	2017	%
Assets
Current assets:
Cash and cash equivalents	$276,066	$475,120	(42%)
Receivables, net	593,755	494,923	20%
Inventories, net	423,426	378,866	12%
Other current assets	50,719	52,951	(4%)
Total current assets	1,343,966	1,401,860	(4%)
Property, plant, and equipment, net	374,660	390,235	(4%)
Goodwill	1,088,032	1,096,329	(1%)
Other intangible assets, net	429,567	329,668	30%
Other assets	19,160	18,229	5%
Total assets	$3,255,385	$3,236,321	1%

Liabilities
Current liabilities:
Current portion of long-term and short term debt	$243	$150	62%
Accounts payable	232,983	185,176	26%
Accrued expenses	166,954	150,406	11%
Income taxes payable	5,811	4,564	27%
Deferred revenue	236,508	214,891	10%
Other current liabilities	44,829	35,810	25%
Total current liabilities	687,328	590,997	16%
Long-term debt, net	762,313	813,989	(6%)
Deferred tax liabilities, net	47,121	49,360	(5%)
Accrued pension and other postretirement benefit costs	101,227	121,043	(16%)
Long-term portion of environmental reserves	15,777	14,546	8%
Other liabilities	110,838	118,586	(7%)
Total liabilities	1,724,604	1,708,521	1%

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187	0%
Additional paid in capital	118,234	120,609	(2%)
Retained earnings	2,191,471	1,944,324	13%
Accumulated other comprehensive loss	(288,447)	(216,840)	33%
Less: cost of treasury stock	(539,664)	(369,480)	46%
Total stockholders' equity	1,530,781	1,527,800	0%

Total liabilities and stockholders' equity	$3,255,385	$3,236,321	1%

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)

	Three Months Ended				Year Ended
	December 31,				December 31,
			Change				Change
	2018	2017	%		2018	2017	%
Sales:
Commercial/Industrial	$304,835	$298,329	2%		$1,209,178	$1,162,689	4%
Defense	150,924	172,511	(13%)		554,374	555,479	0%
Power	192,863	141,041	37%		648,283	552,858	17%

Total sales	$648,622	$611,881	6%		$2,411,835	$2,271,026	6%

Operating income (expense):
Commercial/Industrial	$46,922	$47,272	(1%)		$182,669	$168,146	9%
Defense	36,462	43,538	(16%)		128,446	109,338	17%
Power	36,066	23,928	51%		98,858	81,119	22%

Total segments	$119,450	$114,738	4%		$409,973	$358,603	14%
Corporate and other	(9,445)	(9,456)	0%		(36,347)	(33,483)	(9%)

Total operating income	$110,005	$105,282	4%		$373,626	$325,120	15%

Operating margins:
Commercial/Industrial	15.4%	15.8%	(40	bps)	15.1%	14.5%	60	bps
Defense	24.2%	25.2%	(100	bps)	23.2%	19.7%	350	bps
Power	18.7%	17.0%	170	bps	15.2%	14.7%	50	bps
Total Curtiss-Wright	17.0%	17.2%	(20	bps)	15.5%	14.3%	120	bps

Segment margins	18.4%	18.8%	(40	bps)	17.0%	15.8%	120	bps

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
			Change			Change
	2018	2017	%	2018	2017	%
Defense markets:
Aerospace	$104,142	$112,193	(7%)	$376,951	$372,678	1%
Ground	28,667	29,518	(3%)	97,131	96,042	1%
Naval	134,020	112,371	19%	486,476	408,221	19%
Total Defense	$266,829	$254,082	5%	$960,558	$876,941	10%

Commercial markets:
Aerospace	$108,529	$105,457	3%	$414,422	$409,384	1%
Power Generation	124,317	109,742	13%	431,793	423,747	2%
General Industrial	148,947	142,600	4%	605,062	560,954	8%
Total Commercial	$381,793	$357,799	7%	$1,451,277	$1,394,085	4%
Total Curtiss-Wright	$648,622	$611,881	6%	$2,411,835	$2,271,026	6%

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:

Organic Revenue and Organic Operating Income

The Corporation discloses organic revenue and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic revenue and organic operating income are defined as revenue and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

Three Months Ended
December 31,
2018 vs. 2017
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	3%	(2%)	(12%)	(18%)	21%	37%	3%	0%
Acquisitions	0%	0%	0%	0%	16%	14%	4%	3%
Foreign Currency	(1%)	1%	(1%)	2%	0%	0%	(1%)	1%
Total	2%	(1%)	(13%)	(16%)	37%	51%	6%	4%

	Year Ended
	December 31,
	2018 vs. 2017
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	3%	7%	(1%)	17%	6%	21%	3%	14%
Acquisitions	0%	0%	0%	0%	11%	1%	3%	0%
Foreign Currency	1%	2%	1%	0%	0%	0%	0%	1%
Total	4%	9%	0%	17%	17%	22%	6%	15%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017

Net cash provided by operating activities	$237,298	$226,405	$336,273	$388,712
Capital expenditures	(23,130)	(17,831)	(53,417)	(52,705)
Free cash flow	$214,168	$208,574	$282,856	$336,007
Pension payment	—	—	50,000
Adjusted free cash flow	$214,168	$208,574	$332,856	$336,007
Free Cash Flow Conversion	259%	308%	121%	156%

CURTISS-WRIGHT CORPORATION
2019 Guidance
As of February 26, 2019
($'s in millions, except per share data)

	2018 Reported (GAAP)	2018 Adjustments (1) (Non-GAAP)	2018 Adjusted (Non-GAAP)	2019 Reported Guidance (2)(3)(4) (GAAP)
				Low	High	2019 Chg vs 2018 Adjusted
Sales:
Commercial/Industrial	$1,209	$-	$1,209	$1,245	$1,270
Defense	554	-	554	565	575
Power	648	-	648	680	690
Total sales	$2,412	$-	$2,412	$2,490	$2,535	3 to 5%

Operating income:
Commercial/Industrial	$183	$-	$183	$193	$198
Defense	128	-	128	128	131
Power	99	9	108	109	111
Total segments	410	9	419	430	440
Corporate and other	(36)	-	(36)	(34)	(36)
Total operating income	$374	$9	$382	$396	$405	4 to 6%

Interest expense	$(34)	$-	$(34)	$(33)	$(33)
Other income, net	17	-	17	19	19
Earnings before income taxes	356	9	365	383	391
Provision for income taxes	(81)	(2)	(83)	(88)	(90)
Net earnings	$276	$7	$282	$295	$301

Diluted earnings per share	$6.22	$0.15	$6.37	$6.80	$6.95	7 to 9%
Diluted shares outstanding	44.3		44.3	43.4	43.4
Effective tax rate	22.6%		22.6%	23.0%	23.0%

Operating margins:
Commercial/Industrial	15.1%	-	15.1%	15.5%	15.6%	40 to 50 bps
Defense	23.2%	-	23.2%	22.6%	22.7%	(50 to 60 bps)
Power	15.2%	+140 bps	16.6%	16.0%	16.1%	(50 to 60 bps)
Total operating margin	15.5%	+30 bps	15.8%	15.9%	16.0%	10 to 20 bps

Note: Full year amounts may not add due to rounding

(1) Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs.

(2) Commercial/Industrial segment 2019 guidance reflects improved profitability due to higher sales and benefits of our ongoing margin improvement initiatives, partially offset by $4 million for tariffs and a $3 million increase in R&D investments.

(3) Defense segment 2019 guidance reflects reduced profitability, despite higher sales, due to a $5 million increase in R&D investments.

(4) Power segment 2019 guidance reflects reduced profitability, despite solid sales growth, due to $6 million for transition and IT security costs related to the relocation of our DRG business and a $2 million increase in R&D investments.

CURTISS-WRIGHT CORPORATION
2019 Sales Growth Guidance by End Market
As of February 26, 2019

2019 % Change vs 2018
Defense Markets
Aerospace	6 - 8%
Ground	5 - 7%
Navy	6 - 8%
Total Defense	6 - 8%

Commercial Markets
Commercial Aerospace	4 - 6%
Power Generation	1 - 3%
General Industrial	1 - 3%
Total Commercial	1 - 3%

Total Curtiss-Wright Sales	3 - 5%

CURTISS-WRIGHT CORPORATION
2017 Reconciliation Reported (GAAP)(1) to Adjusted (Non-GAAP) (2)
($'s in millions, except per share data)

	Reported 1Q 2017	Adjustments (Non-GAAP)	Adjusted 1Q 2017	Reported 2Q 2017	Adjustments (Non-GAAP)	Adjusted 2Q 2017	Reported 3Q 2017	Reported 4Q 2017	Reported FY 2017	Adjustments Non-GAAP)	Adjusted FY 2017

Sales:
Commercial/Industrial	$279	$-	$279	$292	$-	$292	$294	$298	$1,163	$-	$1,163
Defense	115	-	115	126	-	126	142	173	555	-	555
Power	130	-	130	150	-	150	132	141	553	-	553
Total sales	$524	-	$524	$568	-	$568	$568	$612	$2,271	-	$2,271

Operating income:
Commercial/Industrial	$31	$-	$31	$44	$-	$44	$47	$47	$168	$-	$168
Defense	11	5	16	21	5	26	34	44	109	10	119
Power	16	-	16	24	-	24	18	24	81	-	81
Total segments	57	5	62	89	5	94	98	115	359	10	368
Corporate and other	(10)	-	(10)	(9)	-	(9)	(6)	(9)	(34)	-	(34)
Total operating income	$48	$5	$52	$80	$5	$85	$92	$105	$325	$10	$335

Interest expense	$(10)	$-	$(10)	$(11)	$-	$(11)	$(10)	$(10)	$(41)	$-	$(41)
Other income, net	4	-	4	4	-	4	4	4	16	-	16
Earnings before income taxes	41	5	46	73	5	78	86	99	300	10	309
Provision for income taxes	(9)	(1)	(10)	(22)	(2)	(24)	(22)	(32)	(85)	(3)	(88)
Net earnings	$33	$4	$36	$51	$4	$54	$64	$68	$215	$7	$222

Diluted earnings per share	$0.73	$0.08	$0.81	$1.13	$0.08	$1.21	$1.43	$1.52	$4.80	$0.16	$4.96
Diluted shares outstanding	44.9		44.9	44.8		44.8	44.7	44.7	44.8		44.8
Effective tax rate	20.9%		20.9%	30.3%		30.3%	26.0%	31.8%	28.3%		28.3%

Operating margins:
Commercial/Industrial	11.0%		11.0%	15.0%		15.0%	15.9%	15.8%	14.5%		14.5%
Defense	9.7%	+395 bps	13.6%	16.7%	+410 bps	20.8%	23.7%	25.2%	19.7%	+170 bps	21.4%
Power	11.9%		11.9%	15.9%		15.9%	13.5%	17.0%	14.7%		14.7%
Total operating margin	9.1%	+90 bps	10.0%	14.0%	+100 bps	15.0%	16.3%	17.2%	14.3%	+40 bps	14.7%

Note: Full year amounts may not add due to rounding

(1) Reported 2017 results reflect the retrospective impact from the adoption of ASU 2017-07 “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which results in reclassification of the non-service components of Pension expense from Operating Income to Other Income/Expense effective for fiscal years beginning after December 15, 2017. This accounting change lowers operating income by $14.6 million and lowers operating margin by 70 basis points for the full-year 2017 period. This change is neutral to earnings per share.

(2) Adjusted operating income, operating margin and diluted EPS exclude first year purchase accounting costs, specifically one-time inventory step-up, backlog amortization and transaction costs, associated with the acquisition of TTC in 2017 (Defense segment). First year purchase accounting costs in the third and fourth quarters of 2017 are not material.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE: CW) is a global innovative company that delivers highly engineered, critical function products and services to the commercial, industrial, defense and energy markets. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 9,000 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

CONTACT:
Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com